Exhibit 99.1

KODIAK OIL & GAS CORP. ANNOUNCES SECOND QUARTER 2008

OPERATING AND FINANCIAL RESULTS CONFERENCE CALL

THURSDAY JULY 24, 4:00 PM ET

DENVER – July 24 / PRNewswire-FirstCall/ — Kodiak Oil & Gas Corp. (Amex: KOG) an oil and gas exploration and production company with assets in the Green River and Williston Basins, expects to release its second quarter 2008 financial and operating results after the close of trading on August 6, 2008  In conjunction with Kodiak’s release of its results, investors, analysts and other interested parties are invited to listen to a conference call with management on Thursday, August 7, 2008 at 11:00 a.m. Eastern Daylight Time.

Date:	Thursday, August 7, 2008

Time:	11:00 a.m. EDT
10:00 a.m. CDT
9:00 a.m. MDT
8:00 a.m. PDT

Call:	(877) 257-3168 (US/Canada) and (706) 643-3820 (International)
Passcode: 55012077

Internet:	Live and rebroadcast over the Internet
http://www.videonewswire.com/event.asp?id=49714
or at: http://www.kodiakog.com

Replay:	Available through Tuesday, August 12, 2008 at (800) 642-1687 (US/Canada) and (706) 645-9291 (International) using passcode 55012077 and for 30 days at http://www.kodiakog.com

About Kodiak Oil & Gas Corp.

Kodiak Oil & Gas, Denver-based, is an independent energy exploration and development company focused on exploring, developing and producing oil and natural gas in the Williston and Green River Basins in the U.S. Rocky Mountains. For further information, please visit http://www.kodiakog.com.  The Company’s common shares are listed for trading on the American Stock Exchange “KOG.”

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